EXHIBIT 3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-13868) of Corus Entertainment Inc. (the “Company”) of our report dated October 14, 2003 with respect to the consolidated financial statements of the Company as at August 31, 2003 and 2002 and for each of the years in the three-year period ended August 31, 2003, which is included in this Annual Report on
Form 40-F.

/s/ Ernst & Young LLP
Toronto, Canada January 13, 2004	Chartered Accountants